As filed with the Securities and Exchange Commission on March 22, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RXI PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8099512 (I.R.S. Employer Identification Number)
60 Prescott Street
Worcester, MA 01605
(508) 767-3861
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Noah D. Beerman
President and Chief Executive Officer
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01605
(508) 767-3861
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Marc A. Rubenstein, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-158968
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per share	offering price	registration fee
Common Stock, $0.0001 par value per share	N/A	N/A	$3,471,142 (1)	$247.49 (2)

(1)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement (“Primary Securities”) exceed $3,471,142 or its equivalent in any other currency, currency units, or composite currency or currencies. The Primary Securities covered by this registration statement may be sold separately, together, or as units with other Primary Securities registered under this registration statement.
(2)	Estimated in accordance with Rule 457(o).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of an additional proposed maximum offering price of securities of RXi Pharmaceuticals Corporation, a Delaware corporation, that may be issued pursuant to the Registration Statement on Form S-3 (File No. 333-158968), which was declared effective by the Commission on May 22. 2009. The contents of such Registration Statement on Form S-3 are incorporated into this registration statement by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on this 22nd day of March, 2010.

RXi PHARMACEUTICALS CORPORATION
By:	/s/ Noah D. Beerman
	Name:	Noah D. Beerman
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah D. Beerman Noah D. Beerman	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2010

/s/ Amy Tata Amy Tata	Principal Accounting Officer (Principal Financial and Accounting Officer)	March 22, 2010

* Sanford J. Hillsberg	Director	March 22, 2010

* Mark J. Ahn	Director	March 22, 2010

* Richard Chin	Director	March 22, 2010

* Stephen Galliker	Director	March 22, 2010

* Steven A. Kriegsman	Director	March 22, 2010

* Rudolph Nisi	Director	March 22, 2010

* By:	/s/ Marc A. Rubenstein Marc A. Rubenstein Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP
24.1*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-158968) filed with the Commission on May 4, 2009.